                                                                   Exhibit 10.29


                       TWELFTH AMENDMENT AND MODIFICATION
                         TO LOAN AND SECURITY AGREEMENT


         THIS TWELFTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made effective as of February 27, 2002 by and among TODAY'S MAN, INC., a Pennsylvania corporation ("Borrower"); each of the Subsidiaries of the Borrower identified under the caption "Guarantor" on the signature pages of this Amendment (individually, a "Guarantor" and, collectively, the "Guarantors"); each of the financial institutions identified under the caption "Lenders" on the signature pages of this Amendment (including without limitation Standard Federal Bank National Association in such capacity) (individually, a "Lender" and, collectively, the "Lenders"); and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A., as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                   BACKGROUND

         A. Borrower, Guarantors, Lender and Agent previously entered into a certain Loan and Security Agreement dated December 4, 1998, as amended by (i) that certain First Amendment and Modification to Loan and Security Agreement dated April 28, 1999, (ii) that certain Second Amendment and Modification to Loan and Security Agreement dated October 13, 1999, (iii) that certain Third Amendment and Modification to Loan and Security Agreement dated March 15, 2000,
(iv) that certain Fourth Amendment and Modification to Loan and Security Agreement dated May 1, 2000, (v) that certain Fifth Amendment and Modification to Loan and Security Agreement dated May 11, 2000, (vi) that certain Sixth Amendment and Modification to Loan and Security Agreement dated August 16, 2000,
(vii) that certain Seventh Amendment and Modification to Loan and Security Agreement dated November 15, 2000, (viii) that certain Eighth Amendment and Modification to Loan and Security Agreement dated February 28, 2001, (ix) that certain Ninth Amendment and Modification to Loan and Security Agreement dated June 14, 2001, (x) that certain Tenth Amendment and Modification to Loan and Security Agreement dated September 21, 2001, and (xi) that certain Eleventh Amendment and Modification to Loan and Security Agreement dated December 14, 2001 (collectively, the "Loan Agreement"), pursuant to which, inter alia, Lender agreed to extend to Borrower a revolving credit facility up to a maximum outstanding principal amount of Twenty-Five Million Dollars ($25,000,000.00).

         B. Borrower, Guarantors, Lender and Agent are entering into this Amendment to amend certain terms and conditions of the Loan Agreement.

         C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:

         1. References. Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, all references to "Agent", "Lender" (when used to refer to Mellon Bank, N.A. or Michigan National Bank), "Mellon", "Mellon Bank, N.A.", "Michigan" or "Michigan National Bank" in the Loan Agreement or the other Loan Documents shall be deemed to be a reference to Standard Federal Bank National Association, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A., in such capacities.

         2. Contract Period. The defined term "Contract Period" as set forth in
Section 1.1 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "Contract Period" means the period of time commencing on the date of this Agreement and expiring on February 2, 2004."

         3. Termination of Revolving Credit Facility and Termination Fee. In conjunction with the resetting of the Contract Period, Section 7.10 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "If the Revolving Credit Facility is terminated after March 15, 2001, but on or before February 2, 2004, the termination fee will be equal to $1,050,000.00."

         4. Maximum Revolving Credit Facility Amount. Effective as of the date hereof, the Maximum Revolving Credit Facility Amount will be reduced and reset at $23,000,000. Accordingly, effective as of the date hereof, the definition of "Maximum Revolving Credit Facility" in Section 1.1 of the Loan Agreement is amended to read, in its entirety, as follows:

                  "Maximum Revolving Credit Facility Amount means $23,000,000"

         5. Permitted Out-Of-Formula Advances and Usage. Notwithstanding anything to the contrary contained in the Loan Agreement, Borrower may exceed the formula availability calculated pursuant to Sections 2.1 and 2.3 of the Loan Agreement by an amount not to exceed the following amounts for the following periods:

  Amount                             Periods
  ------                             -------

 $3,500,000                          as of the date hereof and at all
                                     times thereafter until May 30,
                                     2002;
 $3,000,000                          as of May 31, 2002 and at all
                                     times thereafter until June 29, 2002;
 $2,750,000                          as of June 30, 2002 and at all times
                                     thereafter until July 30, 2002;
 $3,500,000                          as of July 31, 2002 and at all times
                                     thereafter until September 29, 2002;
 $3,000,000                          as of September 30, 2002 and at all times
                                     thereafter until November 29, 2002;
 $2,500,000                          as of November 30, 2002 and at all times
                                     thereafter until December 14, 2002; and
 $1,750,000                          as of December 15, 2002 and at all times
                                     thereafter until December 31, 2002.

On December 31, 2002, all Out-Of-Formula Advances must be repaid in full. In no event shall the outstanding Revolving Credit Facility Usage (including the permitted Out-Of-Formula Advances described above) exceed $23,000,000 at any time after the date hereof. For purposes of this Amendment and the Loan Agreement "Out-Of-Formula Advances" shall be redefined to mean the amount by which the then existing Revolving Credit Facility Usage exceeds the then applicable Borrowing Base. Upon the occurrence of a Default or an Event of Default under the Loan Documents, at the Agent's option, Borrower will repay in full all Out-Of-Formula Advances.

         6. Interest Rate. Notwithstanding anything to the contrary contained in the Loan Agreement or the Note, effective as of the date hereof and at all times hereafter, the "Base Rate plus Applicable Margin" as such term is used in the Loan Agreement shall equal at all times one and one-quarter percent (1 1/4%) in excess of the Base Rate in effect from time to time, each change to take effect simultaneously with a corresponding change in the Base Rate without notice to Borrower. Interest will be charged monthly in arrears and calculated on the basis of a 360 day year.

         7. Tangible Net Worth. Section 13.1 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "13.1. Tangible Net Worth. Borrower will maintain Tangible Net Worth of not less than the following amounts for the following periods:

  Amount                             Periods
  -------                            -------
  $19,119,000                        as of January 5, 2002, and at all
                                     times thereafter until January 31,
                                     2002;
  $14,912,000.00                     as of February 1, 2002 and at all
                                     times thereafter until March 1, 2002;
  $14,203,000.00                     as of March 2, 2002 and at all times
                                     thereafter until April 5, 2002;
  $13,471,000.00                     as of April 6, 2002 and at all times
                                     thereafter until May 3, 2002;
  $13,601,000.00                     as of May 4, 2002 and at all times
                                     thereafter until May 31, 2002;
  $14,168,000.00                     as of June 1, 2002 and at all times
                                     thereafter until July 5, 2002;
  $14,456,000.00                     as of July 6, 2002 and at all times
                                     thereafter until August 2, 2002;
  $12,962,000.00                     as of August 3, 2002 and at all times
                                     thereafter until August 30, 2002;
  $11,899,000.00                     as of August 31, 2002 and at all times
                                     thereafter until October 4, 2002;
  $11,990,000.00                     as of October 5, 2002 and at all times
                                     thereafter until November 1, 2002;
  $12,325,000.00                     as of November 2, 2002 and at all
                                     times thereafter until November 29, 2002;
  $13,061,000.00                     as of November 30, 2002 and at all
                                     times thereafter until January 3, 2003;
  $16,150,000.00                     as of January 4, 2003 and at all
                                     times thereafter until January 31, 2003;
                                     and
  $15,029,000.00                     as of February 1, 2003 and at all times
                                     thereafter."

         8. Indebtedness to Tangible Net Worth. Section 13.2 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "13.2. Indebtedness to Tangible Net Worth Ratio. Borrower will maintain a ratio of Indebtedness (excluding any Subordinated Indebtedness) to Tangible Net Worth of not more than (i) 2.25 to 1.0 as of January 5, 2002 and all times thereafter through January 31, 2002,
         (ii) 3.06 to 1.0 as of February 1, 2002 and all times thereafter until March 1, 2002, (iii) 3.13 to 1.0 as of March 2, 2002 and at times thereafter through April 5, 2002, (iv) 3.23 to 1.0 as of

         April 6, 2002 and at times thereafter through May 3, 2002, (v)
         3.22 to 1.0 as of May 4, 2002 and at times thereafter through May 31, 2002, (vi) 3.06 to 1.0 as of June 1, 2002 and at all times thereafter through July 5, 2002, (vii) 2.86 to 1.0 as of July 6, 2002 and at all times through August 2, 2002, (viii) 3.23 to 1.0 as of August 3, 2002 and at all times thereafter through August 30, 2002, (ix) 3.83 to 1.0 as of August 31, 2002 and at all times thereafter through October 4, 2002, (x) 3.66 to 1.0 as of October 5, 2002 and at all times thereafter through November 1, 2002, (xi) 3.82 to 1.0 as of November 2, 2002 and at all times thereafter through November 29, 2002, (xii) 3.51 to 1.0 as of November 30, 2002 and at all times thereafter through January 3, 2003, (xiii) 2.59 to 1.0 as of January 4, 2003 and at all times thereafter through January 31, 2003, and (xiv) 2.67 to 1.0 as of February 1, 2003 and at all times thereafter."

         9. Capital Expenditures. Section 13.3 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "13.1. Capital Expenditure. Borrower will not cause, suffer or permit Borrower's aggregate annual Capital Expenditures to exceed the following amounts for the following periods:


         Amount                   Periods
         -------                  --------
         $1,000,000.00            for the Fiscal Year ending February 1,
                                  2002
         $750,000.00              for the Fiscal Year ending February 1,
                                  2003 for each fiscal year-end thereafter"


         10. Fixed Charge Coverage Ratio Waiver. Agent agrees to waive Borrower's compliance with the Fixed Charge Coverage Ratio covenant set forth in
Section 13.4 of the Loan Agreement for the period ending February 1, 2002. Such waiver shall be limited to Borrower's compliance with the Fixed Charge Coverage Ratio covenant solely for the period ending February 1, 2002 and for no other period and such waiver shall not be construed to constitute a waiver of Borrower's or any Guarantor's compliance with any other terms of the Loan Documents or an agreement to enter into any future waivers with Borrower or any Guarantor.

         11. Net Income / Net Loss. Section 13.5 of the Loan Agreement shall be and is hereby amended to read in its entirety as follows:

                  "13.5. Net Income / Net Loss. Borrower will maintain a level of Net Income / Net Loss of not less than the following amounts for the following periods (where a loss is indicated, such loss shall not be greater than the indicated amount):


      Amount                  Period
      ------                  ------
 ($1,278,000.00)              For the fiscal month ending March 2, 2002

   ($731,000.00)              For the fiscal month ending April 6, 2002

   ($120,000.00)              For the fiscal month ending May 4, 2002

    $316,000.00               For the fiscal month ending June 1, 2002

     $39,000.00               For the fiscal month ending July 6, 2002

 ($1,744,000.00)              For the fiscal month ending August 3, 2002

 ($1,313,000.00)              For the fiscal month ending August 31, 2002

   ($159,000.00)              For the fiscal month ending October 5, 2002

     $86,000.00               For the fiscal month ending November 2, 2002

    $486,000.00               For the fiscal month ending November 30, 2002

  $2,839,000.00               For the fiscal month ending January 4, 2003

 ($1,373,000.00)              For the fiscal month ending February 1, 2003
                              and for each fiscal month end thereafter."

         12. Amendment and Restatement of Financial Covenants. Borrower agrees that Agent and Lender may amend and restate in its entirety the financial covenants set forth in Article 13 of the Loan Agreement (as amended above), in their sole discretion, at such time as Borrower obtains any New Capital Funds. Borrower agrees to execute and deliver to Agent an amendment to the Loan Agreement evidencing such amendment and restatement of the financial covenants in form and content acceptable to Agent.

         13. Inventory Appraisal. Notwithstanding anything to the contrary contained in the Loan Agreement, on or before March 31, 2002, Borrower, at its sole cost and expense, will deliver to Agent a new and current appraisal, in form and content acceptable to Agent, of Borrower's inventory with an effective date of February 28, 2002. On or before August 31, October 31 and February 28 of each calendar year thereafter, Borrower, at its sole cost and expense, will deliver to Agent a new and current appraisal, in form and content acceptable to Agent, of Borrower's inventory. Such appraisals shall have an effective date of July 31 (for the August 31 appraisal), September 30 (for the October 31 appraisal) and January 31 (for the February 28 appraisal), respectively.

         14. Real Estate Appraisal. On or before March 31, 2002, Borrower, at its sole cost and expense, will deliver or cause to be delivered to Agent an appraisal, in form and content acceptable to Agent of Borrower's corporate headquarters situate at Moorestown West Corporate Center, 835 Lancer Road, Moorestown, N.J. 08057.

         15. Fees. Borrower agrees to pay to Agent (for the benefit of Lender) certain fees in connection with Agent and Lender entering into this Amendment.

         16. Confirmation of Collateral. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents, or any rights or obligations thereunder, or a waiver by Agent or any Lender of any of its rights under the Loan Documents or at law or in equity. All liens, security interest, rights and remedies granted to Agent or Lenders in Loan Documents are hereby ratified, confirmed and continued. Borrower and Guarantors acknowledge and agree that the term "Loan Documents" as used in the Loan Agreement and any other documents executed in connection therewith shall include, without limitation, this Amendment and any and all other documents executed in connection herewith.

         17. Challenge to Enforcement. Borrower and Guarantors acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof.

         18. Representation and Warranties. Borrower and Guarantors hereby represent and warrant, which representations and warranties shall survive until all Obligations are paid and satisfied in full, as follows:

                  (a) All representations and warranties of Borrower and Guarantors set forth in the Loan Documents are true and complete in all material respects as of the date hereof.

                  (b) Upon the effectiveness of this Amendment, no condition or event exists or has occurred which would constitute an event of default under the Loan Documents or under any other material agreement between Borrower, any Guarantor and any other third party (or would, upon the giving of notice or the passage of time, or both constitute an event of default).

                  (c) Except as otherwise previously disclosed to Agent in writing, Borrower has not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

                  (d) The execution and delivery of this Amendment by Borrower and Guarantors and all documents and agreements to be executed and delivered pursuant to the terms hereof:

                           (i) have been duly authorized by all requisite
                  corporate action by Borrower and by each Guarantor;

                           (ii) will not conflict with or result in the breach
                  of or constitute a default (upon the passage of time, delivery of notice or both) under Borrower's or any Guarantor's Articles of Incorporation, By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which Borrower or any Guarantor is a party or by which any of them is bound or affected; and

                           (iii) will not result in the creation or imposition
                  of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or any Guarantor, except liens in favor of the Agent or as permitted hereunder or under the Loan Documents.

         19. Conditions. The obligation of Agent and Lender to enter into this Amendment is subject to the following conditions (any of which may be waived by Agent):

                  19.1 Loan Documents. Borrower and Guarantors and all other required persons and entities will have executed and delivered to Agent this Amendment and such other documents as Agent may require.

                  19.2 Secretary Certificate. Borrower will have delivered to Agent a certificate from the Secretary of Borrower and each Guarantor attesting to the resolutions of Borrower's and each Guarantor's board of directors authorizing its execution, delivery and performance of the Loan Agreement, this Amendment, the other Loan Documents to which Borrower and each Guarantor, respectively, is a party and authorizing certain specific officers of Borrower and each Guarantor to execute the same. Such certificate shall include a list of each member of the Borrower's and each Guarantor's board of directors and officers by name and title.

                  19.3 Lease Payment and Compensation Letter. Borrower and all other required persons and entities will have executed and delivered to Agent a letter agreement setting forth certain limitations with respect to the amount of permitted lease payments to be made by Borrower, and payable to any Affiliate of Borrower, related to certain vacant store locations. In addition, Borrower and Agent will agree to certain limitations with respect to the salary or other similar compensation that may be paid by Borrower to the directors and officers of Borrower as set forth in such letter agreement.

                  19.4 Other Documents. Such other documents as may be required to be submitted to Agent by the terms hereof or any of the Loan Documents shall have been delivered by or on behalf of Borrower and Guarantors to Agent.

         20. Additional Documents; Further Assurances. Borrower covenants and agrees to execute and deliver to Agent, or to cause to be executed and delivered to Agent contemporaneously herewith, at the sole cost and expense of Borrower, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Agent may require in connection with the matters or actions described herein. Borrower further covenants and agrees to execute and deliver to Agent or to cause to be executed and delivered at the sole cost and expense of Borrower, from time to time, any and all other documents, agreements, statements, certificates and information as Agent shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Agent's interest in the Collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Agent in its sole discretion.

         21. Certain Fees, Costs, Expenses and Expenditures. Borrower will pay all of the Agent's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs and fees and expenses of counsel retained by Agent and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever any Lender's or Agent's right to reimbursement under any of the Loan Documents.

         22. Communications and Notices. All notices, requests and other communications made or given in connection with this Amendment shall be made in accordance with the provisions of the Loan Agreement.

         23. Time of Essence. Time is of the essence of this Amendment.

         24. No Waiver. Except as otherwise provided herein, nothing contained and no actions taken by Agent in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Agent under the Loan Documents or under the UCC. Nothing herein shall constitute a waiver by Agent of Borrower's or any Guarantor's compliance with the terms of the Loan Documents, nor shall anything contained herein constitute an agreement by Agent to enter into any further amendments with Borrower and Guarantors.

         25. Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower and Guarantors.

         26. Binding Effect. This Amendment and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         27. Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         28. No Third Party Beneficiaries. The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

         29. Modifications. No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         30. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

         31. Law Governing. This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

         32. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

         33. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

         34. Joint and Several. The obligations of Borrower and Guarantors under this Amendment shall be joint and several obligations.

         35. Waiver of Right to Trial by Jury. BORROWER, GUARANTORS AND THE LENDER GROUP WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, (b) ARISING UNDER ANY OF THE OTHER LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTORS OR ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTORS AND THE LENDER GROUP AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTORS AND THE LENDER GROUP TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. BORROWER:

                               TODAY'S MAN, INC., a Pennsylvania corporation


                               By: /s/Frank E. Johnson
                                   --------------------------------------------
[CORPORATE SEAL]                   Frank E. Johnson, Executive Vice President
                                   & Chief Financial Officer

                               GUARANTORS:

                               BENMOL, INC., a Delaware corporation

[CORPORATE SEAL]
                               By: /s/ Frank E. Johnson
                                   --------------------------------------------
                                   Frank E. Johnson, President

                               D&L, INC., a Delaware corporation


                               By: /s/ Frank E. Johnson
                                   --------------------------------------------
[CORPORATE SEAL]                   Frank E. Johnson, President

                               FELD & FELD, INC., a Delaware corporation


                               By: /s/ Frank E. Johnson
                                   --------------------------------------------
[CORPORATE SEAL]                   Frank E. Johnson, President

                               TODAYSMAN.COM, INC., a Delaware corporation


                               By: /s/ Frank E. Johnson
                                   --------------------------------------------
[CORPORATE SEAL]                   Frank E. Johnson, President


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                            (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                              LENDERS:
                                              -------

                            STANDARD FEDERAL BANK NATIONAL ASSOCIATION, formerly knows as Michigan National Bank, as successor in interest to Mellon Bank, N.A.

                            By:  LaSalle Business Credit, Inc., as agent

                            By: /s/ Daniel K. Clancy
                                ---------------------------------------------
                                Daniel K. Clancy, Vice President

                            AGENT:

                            MICHIGAN NATIONAL BANK, as successor
                            to Mellon Bank, N.A.

                            By:  LaSalle Business Credit, Inc., as agent

                            By: /s/ Daniel K. Clancy
                                ---------------------------------------------
                                Daniel K. Clancy, Vice President